Exhibit 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR RULE
15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U.S. CODE

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the period ended December 31, 2024, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Mark R. George
Mark R. George
President and Chief Executive Officer
Norfolk Southern Corporation

Dated: February 10, 2025

I certify, to the best of my knowledge, that the Annual Report on Form 10-K for the period ended December 31, 2024, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Jason A. Zampi
Jason A. Zampi
Executive Vice President and Chief Financial Officer
Norfolk Southern Corporation

Dated: February 10, 2025